Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP TO CONSOLIDATE BRANCHES

September 28, 2015

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported certain branch closure and consolidation plans which are expected to reduce annual operating expense by approximately $5.0 million. “This plan is the result of the ongoing analysis of our branch network. Most of these branches are in close proximity to other branches and with our customers’ increasing use of online and mobile banking services, we are confident that we can consolidate these ten branches and have little to no adverse customer service impact,” said Edwin W. Hortman, Jr., President and CEO. The branches identified should all be closed or consolidated by the end of 2015 or shortly thereafter.

Ameris Bancorp is headquartered in Moultrie, Georgia. At the end of the most recent quarter the Company had 103 locations in Georgia, Alabama, northern Florida, and South Carolina.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.